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                                                                   EXHIBIT 10.21

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement is entered into between IVAX Corporation (the "Company") and Dr. Rafick G. Henein (the "Executive") effective as provided below.

         WHEREAS, the Company and the Executive entered into an Employment Agreement dated July 28, 1997, (the "Employment Agreement") that continues in effect as of the date of this Amendment; and

         WHEREAS, the Company and Executive wish to amend the Employment Agreement concerning the provision of different services following termination of the Executive's status as an executive employee of the Company.

         NOW, THEREFORE, in consideration of the mutual agreements provided below, the Company and the Executive agree to amend the Employment Agreement to read as follows:

         1. The second sentence of Section 2 (c) of the Employment Agreement is amended to read as follows:

In addition, the Company shall pay to the Executive annually the sum of $50,000 as additional cash compensation. The cash compensation will be paid on each anniversary of the Effective Date during the Term of this Agreement.

         2. Section 4 (a) of the Employment Agreement is amended to read as follows:

         (a) TERMINATION OF AGREEMENT WITHOUT CAUSE; CONTINUING SERVICES. Notwithstanding any other provisions of this Agreement, the Board of Directors shall have the right to terminate this Agreement at any time upon written notice to the Executive, effective as of the date specified in the notice (the "Termination Date"); provided that the Company shall pay to the Executive an amount equal to two times the Base salary as of the Termination Date. The amount provided for herein shall be paid as follows: (i) 95% of the amount due shall be paid within 30 days after the Termination Date; and (ii) the remaining 5% due shall be paid in accordance with the Company's normal payroll cycle ratably over a period such that the total length of time from the Executive's Hire Date until the last payment made under this clause (ii) is ten and one half years (the "Extended Term"). In order to provide for continuity and successful completion of the development of products and services under consideration at the Termination Date, during the Extended Term Executive shall provide such services as the Company may reasonably request, up to eight hours per month, and Executive will be an employee of the Company to such extent. If Executive dies during the Extended Term, the Company shall pay any remaining payments due in a lump sum, less required withholding, to Executive's Estate. In addition, the Company shall continue to provide benefits to the Executive pursuant to Section 3(c) for the applicable two year period; provided that the Company will not be obligated to provide benefits to the Executive during the extended term.

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         3.       Section 4 of the Employment Agreement is amended to add the following new subsection 4(f):

         (f) STATUS DURING EXTENDED TERM. Executive acknowledges that, even if he is required to provide services during the Extended Term, as provided in
Section 4(a), for all other purposes of this Agreement, including without limitation Section 6, and any stock options granted pursuant to this Agreement, the Termination Date shall be considered the last date on which Executive is employed by the Company.

         4. Except as specifically amended by this Amendment, the provisions of the Employment Agreement shall remain in full force and effect. This Amendment together with the Employment Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the parties hereto.

         The Company and the Executive have caused this Amendment to Employment Agreement to be executed effective June 12, 2003.

                                    IVAX CORPORATION


                                    By: /s/ Neil Flanzraich
                                        ---------------------------------------


                                    EXECUTIVE

                                    /s/ Dr. Rafick G. Henein
                                    ------------------------------------------
                                    Dr. Rafick G. Henein